Exhibit 10.46

FIFTH AMENDMENT TO

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF

TPG/CALSTRS, LLC

THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF TPG/CALSTRS, LLC (this “Amendment”), is entered into as of October 30, 2009, by and between CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity (“Investor”), and THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership (“Operator”).

RECITALS

A. Investor and Operator, as the only members of TPG/CalSTRS, LLC, a Delaware limited liability company (the “Company”), entered into that certain Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of October 13, 2004 (the “Original Agreement”), as amended by that certain First Amendment to Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of June 8, 2006, that certain Second Amendment to Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of May 25, 2007, that certain Third Amendment to Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of February 1, 2008, and that certain Fourth Amendment to Second Amended and Restated Operating Agreement dated as of November 5, 2008 (collectively with the “Original Agreement”, the “Agreement”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

B. Investor and Operator wish to further amend the Agreement, as set forth herein, to among other things, allow for the reduction of the minimum percentage ownership in the securities of Thomas Properties Group, Inc. (“TPGI”) required to be held by James A. Thomas, his immediate family and any entity controlled thereby, as a test for a permitted Transfer of securities of TPGI under Section 8.01 of the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor and Operator hereby agree as follows:

Section 2.02(q) of the Agreement is hereby amended by deleting the words “Exhibit I” and substituting the words “Exhibit J” in lieu thereof.

Section 8.01 “Limitations on Transfer” of the Agreement is hereby amended by deleting the first sentence of subsection (a) and substituting the following sentence in lieu thereof:

No Member, and no Person owning any direct or indirect interest in a Member, may Transfer all or any part of such

Member’s or assignee’s Interest, including without limitation, Transfers of any right to receive distributions or any other economic interest; provided however, the following Transfers shall be permitted: (i) Transfers to a Permitted Transferee, and (ii) so long as (1) the requirements of Section 12.01(a)(i) are satisfied with respect to Operator following such Transfer, (2) the requirements to avoid a Key Individual Default are satisfied with respect to Operator following such Transfer, and (3) TPGI remains the sole general partner of Operator, any Transfer of the stock of TPGI, operating partnership units of Operator with paired limited voting shares, and other securities of TPGI, unless such Transfer results in James A. Thomas, his immediate family, or any entity controlled thereby, having beneficial ownership of less than thirty percent (30%) of the securities entitled to vote generally in the election of directors of TPGI (the “Beneficial Ownership Test”). Notwithstanding the foregoing, solely in connection with any public offering(s) which result in the issuance of additional shares of TPGI’s common stock, the Beneficial Ownership Test shall not be applied if the effect of applying such test would be to prevent or limit the issuance of any such shares so long as, immediately upon the issuance of such additional shares (and at all times thereafter), James A. Thomas, his immediate family, or any entity controlled thereby, retain not less than (A) ten percent (10%) of the securities entitled to vote generally in the election of directors of TPGI and (B) a total of Fifteen Million (15,000,000) shares of TPGI common stock and/or operating partnership units of Operator with paired limited voting shares. If at any time following the issuance of additional shares of TPGI’s common stock in a public offering as described above, James A. Thomas or his immediate family, or entities controlled thereby have beneficial ownership of less than thirty percent (30%) of the securities entitled to vote generally in the election of directors of TPGI as permitted hereby, with respect to any subsequent Transfers that would be permitted under clause (ii) above, the actual percentage (after giving effect to any such stock issuance(s)) of TPGI’s common stock beneficially owned by James A. Thomas or his immediate family, or entities controlled thereby shall be substituted for “thirty percent (30%)” for the purpose of determining compliance with the Beneficial Ownership Test.

Section 14.01 of the Agreement is hereby amended by deleting the Investor’s notice information and substituting the following notice information for the Investor in lieu thereof:

If to Investor: California State Teachers’ Retirement System

    100 Waterfront Place, 16th Floor

    West Sacramento, California 95605-2807

    Attention: Michael J. Thompson

    Phone: (916) 414-7978

    Fax: (916) 414-7984

    And:

    Attention: Timothy D. Schreck

    Phone: (916) 414-1717

    Fax: (916) 414-1723

A new Section 14.22 is hereby added to the Agreement which reads in its entirety as follows:

14.22 Contributions and Gifts Policy

(a) Investor requires any party who engages in business with Investor for gain to periodically provide certain disclosures relating to contributions and gifts. The Operator hereby acknowledges receipt of Investor’s Disclosure of Contributions and Gifts Policy attached hereto as Exhibit N-1 (as the same may be revised from time to time, and including all applicable rules and regulations related thereto, provided that the Operator has received notice from Investor of any such revisions, rules and regulations, individually and collectively, the “Policy”). The persons covered by the Policy are listed on Exhibit N-2 (as the same may be updated from time to time by notice from Investor to the Operator, the “Covered Persons”). The information to be provided by the Operator pursuant to the Policy shall cover the persons affiliated with the Operator identified on Exhibit N-3 (such persons, which in all cases shall include all Key Persons, are individually and collectively the “Reporting Persons”). Exhibit N-3 may be updated from time to time by notice from the Investor to the Operator.

(b) Unless notified by Investor that the Policy is no longer applicable, the Operator agrees to provide the information required by the Policy. Investor shall provide prompt notice to the Operator of any revision to the Policy, or change in the Covered Persons or Reporting Persons, and shall cooperate in good faith with the Operator to explore reasonable means of avoiding a violation of the Policy prior to its occurrence.

(c) Without limiting the obligation of the Operator to make inquiry of the Reporting Persons, in the event the Operator inadvertently failed to disclose any information that was required to be disclosed pursuant to the Policy, then the Operator shall have thirty (30) days from the date the Operator first became aware of such failure to remedy such breach of the Policy.

(d) The reasonable cost of attendance at meetings of the Management Committee, annual or other periodic meetings of the Members or site visits to Projects or potential Projects borne by the Company or the Operator, including but not limited to the reasonable cost of any travel, accommodations, materials, meals, or refreshments, shall not be deemed to violate the Policy or require any notice by the Operator pursuant to the Policy.

(e) In the event that (i) the Operator fails to timely provide the information required by the Policy, or (ii) there is a violation of the Policy by the Company or the Operator, then, in either such case Investor may, at its option, disqualify the Company, the Operator, the Reporting Persons and their respective Affiliates from entering into any future transactions with Investor or its Affiliates for a period of up to two (2) years.

The following new definitions are hereby added to Exhibit A to the Agreement in their appropriate alphabetical order:

“Covered Persons” is defined in Section 14.22(a).

“Policy” is defined in Section 14.22(a).

“Reporting Persons” is defined in Section 14.22(a).

The definition of “Buy/Sell Lockout Date” in Exhibit A to the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“Buy/Sell Lockout Date” means the earlier of (a) January 1, 2006; (b) as to any Buy Sell Notice to be given by Investor, the date on which a Key Individual Default occurs or the date on which James A. Thomas, his immediate family, and any entity controlled thereby, fails to comply with the Beneficial Ownership Test, or (c) as to a Buy/Sell Notice to be given by the Non-Defaulting Member, an Event of Default by the Defaulting Member.

Section 1.03(b) of Exhibit E to the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

Operator shall promptly notify Investor of any change in James A. Thomas’ direct or indirect ownership, management or control of Operator, excluding any Transfer of the stock of TPGI, operating partnership units of Operator with paired limited voting shares and other securities of TPGI, unless such Transfer results in James A. Thomas, his immediate family, and any entity controlled thereby failing to comply with the Beneficial Ownership Test.

New Exhibit N-1, N-2 and N-3, copies of which are attached to this Amendment, are hereby added to the Agreement in their entirety and incorporated therein by reference.

Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement remain unmodified and in full force and effect.

Each individual executing this Amendment on behalf of an entity hereby represents and warrants to the other party or parties to this Amendment that (a) such individual has been duly and validly authorized to execute and deliver this Amendment on behalf of such entity; and (b) this Amendment is and will be duly authorized, executed and delivered by such entity.

This Amendment may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page. This Amendment shall be deemed executed and delivered upon each party’s delivery of executed signature pages of this Amendment, which signature pages may be delivered electronically or by facsimile with the same effect as delivery of the originals.

IN WITNESS WHEREOF, Investor and Operator have executed this Amendment as of the day and year first above written.

“Investor”	CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity

	By:	/s/ Christopher J. Ailman
Christopher J. Ailman,
Chief Investment Officer
(Print Name and Title)

“Operator”	THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership

	By:	THOMAS PROPERTIES GROUP, INC., a Delaware corporation, General Partner

	By:	/s/ James A. Thomas
James A. Thomas - CEO
(Print Name and Title)

EXHIBIT N-1

DISCLOSURE OF CONTRIBUTIONS AND GIFTS

1.	Any party who “engages in business with CalSTRS for gain” shall disclose the following: Campaign contributions as defined under the Political Reform Act, valued in excess of $250, made to any official covered in section 3 of this policy.

2.	No party who “engages in business with CalSTRS for gain” shall provide gifts to Board members or to CalSTRS Staff, as follows:

A.	Any charitable contribution, valued in excess of $250 individually or in the aggregate in any calendar year, made at the request of any official covered in this section.

B.	Gifts, meals, or entertainment, with a cumulative value equal to or exceeding $390 individually or in the aggregate in any calendar year, given to any official covered in this section.

This prohibition shall not extend to meals or related expenses provided under the following circumstances:

(i)	Food, beverages and registration at group events to which substantial numbers of employees of an institution are invited;

(ii)	Actual and reasonable expenses for food, beverages, travel, lodging and/or registration provided to permit participation in a meeting directly tied to official or professional duties if participation has been approved in writing by the Chief Executive Officer (for CalSTRS staff) or by the CalSTRS Board (for Board members).

3.	This Policy shall apply to campaign contributions that are made to or on behalf of any existing CalSTRS Board member and candidates for Board member, Controller, Treasurer, and Superintendent of Public Instruction, or CalSTRS staff and to campaign contributions made to the Governor or candidates for the governorship.

4.	This policy shall apply to any vendor, investment firm, consultant, any other nongovernmental entity, including their partners, executive officers, and third party solicitors as specified in Section 600 J, and contributions or gifts from others made at the direction of the entity or these identified individuals which either (1) seeks a business relationship with the System or (2) has a current relationship with the System, which is likely to generate at least $100,000 annually in income, fees or other revenue to the business entity. This policy shall also apply to any business relationship with the System that will be considered in a closed session of the Board or a committee thereof.

5.	Disclosure of contributions and gifts shall be required as follows:

A.	Upon submission of an initial application or proposal to do business with the System (for the preceding 12-month period).

B.	At the time the final decision is to be made regarding the business proposal. (To cover the interim period since the initial application.)

C.	Annually, for the previous calendar year, if the income threshold in section 4 is met. (CalSTRS will use FPPC guidelines to determine which officials in a specific firm must file disclosure statements.)

6.	Any violation of this policy may lead to disqualification from doing business with the System for a period of two years. The General Counsel is responsible for investigating any reported violation and shall report any documented violation to the Board for action.

7.	Any Board member who receives contributions or gifts that individually or in the aggregate exceed the amount of $250 in a calendar year shall recuse his/herself from any involvement in a matter involving the maker of the contributions or gifts for a period of 12 months following the date of the most recent contribution or gift.

8.	Any Board member who returns, donates, or reimburses the donor for gifts subject to the restrictions of section 7 within 30 calendar days of receipt of the gift shall not be subject to the recusal requirement of section 7. Gifts may be returned, donated or reimbursed as specified in California Code of Regulations, Title 2, Division 6, Chapter 9.5, section 18943.

9.	Nothing in this policy supersedes any provision of State law. Those entities engaged in business with the System may also have reporting requirements under the Political Reform Act, California Government Code section 51000 et seq. Also, Board members who are either elected to the Board by a CalSTRS constituency or who are appointed to the Board but also serve as an elected official of a local body are subject to Government Code section 84308, which prohibits the receipt, solicitation or direction of a campaign contribution of more than $250 while a matter affecting a financial interest of the maker of the contribution is pending, and for three months following the date a decision is rendered on the matter. Section 84308 also requires recusal of the Board member from any involvement in the matter if a contribution over $250 has been received within the preceding 12 months, unless the contribution was returned no later than 30 days from the time the Board member knew or should have known about the contribution and the matter involving the maker of the contribution.

EXHIBIT N-2

SCHEDULE OF PERSONS CURRENTLY COVERED

BY CONTRIBUTIONS AND GIFTS POLICY

SEE ATTACHED

CaLSTRS Key Personnel

CALIFORNIA STATE TEACHERS’. RETIREMENT BOARD MEMBERS — June 20091

NAME	POSITION
Dana Dillon	Board Chair
Jerilyn Harris	Board Vice Chair
Kathy Brugger	Board Member
Harry M. Kelley.	Board Member
Roger Kozberg	Board Member
Peter Reinke	Board Member
Beth Rogers	Board Member
Carolyn A. Widener	Board Member
John Chiang	Board Member
Terry McGuire	Delegate
Audrey Noda	Delegate
Cindi Aronberg	Delegate
Collin Wong-Martinusen	Delegate
John Hiber	Delegate
Ruth Holton-Hodson	Delegate
Michael C. Genest	Ex-Officio, Director of Finance
Tom Sheehy	Delegate
Bill Lockyer	Ex-Officio, State Treasurer
Steve Coony	Delegate
Bettina Redway	Delegate
Grant Boyken	Delegate
Rosalind’ Brewer	Delegate
Jack O’Connell	Ex-Officio, Supt. Of Public Instruction
Gavin Payne	Delegate
Michelle Zumot	Delegate
Cindy Cunningham	Delegate

[1]

Note: While the governor of the State of California does not make investment decisions on behalf of CalSTRS, CalSTRS regulations governing.investment relationships and campaign contributions found at Title 5, California Code of RegUlations, Sections 24010-24013, extend to the Governor and candidates for the office of Governor. The regulations also extend to candidates for the Board as well as the Controller, Treasurer, Superintendent of Public Education and candidates for those offices. ‘Delegates to the ex-officio members may be subject to change.

Our Mission: Securing the Financial Future and Sustaining the Trust of California’s Educators

July 15, 2009 Page 11	CaLSTRS Key Personnel

California State Teachers’ Retirement System General & Investment Staff - June 2009

CaLSTRS Staff[2]	POSITION
Jack Ehnes	Chief Executive Officer
Christopher Ailman	Chief Investment Officer
Michelle Cunningham	Director of Fixed Income
Anne Sheehan	Director of Corporate Governance
Steven Tong	Director of Innovation & Risk
Seth Hall	Co-Director of Private Equity
Margot Wirth	Co-Director of Private Equity
Mike DiRe	Director of Real Estate
John Petzold	Director of Operations
Trish Taniguchi	Acting Director Global Equities
Bryan Bailey	Portfolio Manager
Deanna Winter	Portfolio Manager
Deborah Contini	Portfolio Manager
Edward Hoyt	Portfolio Manager
Glen Blacet	Portfolio Manager
Glenn Hosokawa	Portfolio Manager
Greg Nyland	Portfolio Manager
Hank Thomas	Portfolio Manager
Janice Hester-Amey	Portfolio Manager
John Perez	Portfolio Manager
Mike Thompson	Portfolio Manager
Paul Sh’antic	Portfolio Manager
Richard Rose	Portfolio Manager
Solange Brooks	Portfolio Manager
Tim Works	Portfolio Manager
Aeisha Mastagni	Investment Officer
April Wilcox	Investment Officer
Brian Rice	Investment Officer
Bruce Deutsch	Investment Officer
Carmen Johnson	Investment Officer
Carrie Lo	Investment Officer
Cathy DiSalvo	Investment Officer
Charles Haase	Investment Officer
Connie Tyer	Investment Officer
Curtis Takechi	Investment Officer
Dan Depner	Investment Officer
Daniel Clark	Investment Officer
David Castillo	Investment Officer
Darin Yi	Investment Officer

[2]	This list includes staff who may be involved with investment decisions. IT is not an exhaustive list of every CalSTRS staff member.

July 15, 2009 Page 12	CaLSTRS Key Personnel

California State Teachers’ Retirement System General & Investment Staff - June 2009

CaLSTRS Staff[2]	POSITION
David Murphy	Investment Officer
Deborah Kanner	Investment Officer
Debra Ng	Investment Officer
Debra Smith	Investment Officer
Delfina Palomo	Investment Officer
Denny Young	Investment Officer
Diloshini Seneviratne	Investment Officer
Don Palmieri	Investment Officer
Eric Kwong	Investment Officer
Fletcher Wilson	Investment Officer
Geetha Arani	Investment Officer
Geetika Misra	Investment Officer
Gilda Ligaya	Investment Officer
Haytham Sharief	Investment Officer
Ian McCarty	Investment Officer
Jason Crawford	Investment Officer
Jean Kushida Uda	Investment Officer
Josh Diedesch	Investment Officer
Josh Kawaii-Bogue	Investment Officer
Kathleen Williams	Investment Officer
Kay Bartlett	Investment Officer
Kimberly McDonnell	Investment Officer
Krista Jackson-Ingram	Investment Officer
Laura Caravello	Investment Officer
Ly Huynh	Investment Officer
Mahboob Hossain	Investment Officer
Margaret Morris	Investment Officer
Mary Ann Avansino	Investment Officer
Matthew Schroeder	Investment Officer
Michael Lawrence	Investment Officer
Michael Warmerdam	Investment Officer
Mike Yager	Investment Officer
Orintheo Swanigan	Investment Officer
Pascal Villiger	Investment Officer
Philip Larrieu	Investment Officer
Rosemary Lucchesini-Jack	Investment Officer
Wayne Yim	Investment Officer
Wilson Yee	Investment Officer
Yumi Dargel	Investment Officer

EXHIBIT N-3

REPORTING PERSONS

1. James A. Thomas

2. John R. Sischo

3. Paul S. Rutter

4. Diana Laing

5. Randall L. Scott

6. Thomas Ricci